UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012 (March 27, 2012)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.              Results of Operations and Financial Condition.

On March 29, 2012, NewLink Genetics Corporation, a Delaware corporation (the “Company”), issued a press release reporting financial results for the fourth quarter and full year ended December 31, 2011.

The press release is attached hereto as Exhibit 99.1, which is furnished under Item 2.02 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Section 8 - Other Events

Item 8.01.              Other Events.

On March 27, 2012, the Company issued a press release reporting that it had entered into an agreement with the Iowa Economic Development Authority (“IEDA”) under which the IEDA (i) forgave the $6.0 million Iowa Values Fund loan to the Company and (ii) released its security interest in the Company's business assets in return for a future royalty obligation. Under this agreement, the Company will pay IEDA a 0.5% capped royalty on future product sales.

The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 29, 2012, entitled “NewLink Genetics Corporation Reports Fourth Quarter and Full-Year 2011 Financial Results.”
99.2	Press Release, dated March 27, 2012, entitled “NewLink Enters Into an Agreement Converting Its $6 Million Forgivable Loan to a Royalty Interest.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    March 29, 2011

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated March 29, 2012, entitled “NewLink Genetics Corporation Reports Fourth Quarter and Full-Year 2011 Financial Results.”
99.2	Press Release, dated March 27, 2012, entitled “NewLink Enters Into an Agreement Converting Its $6 Million Forgivable Loan to a Royalty Interest.”

6